Exhibit 5.1

Draft (3): 14 February 2012

[*], 2012

Matter No.: 875702

Doc Ref: PL/al/918627v2

Paul.Lim@conyersdill.com

(852) 2842 9551

AdChina Ltd.

20/F, Media Zone Jing An

No.211 Shi Men Yi Road, Shanghai 200041

People’s Republic of China

Dear Sirs,

AdChina Ltd. (the “Company”)

We have acted as special Cayman legal counsel to the Company in connection with the public offering on the NASDAQ Stock Market (the “Public Offering”) of American Depositary Shares representing Class A ordinary shares to be issued by the Company (the “Ordinary Shares”) as described in the prospectus (the “Prospectus”) contained in the Company’s registration statement on Form F-1 (the “Registration Statement” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) filed by the Company under the United States Securities Act 1933 (the “Securities Act”) with the United States Securities and Exchange Commission (the “Commission”).

For the purposes of giving this opinion, we have examined a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on [*], 2012 (the “Certificate Date”) and a copy of the Registration Statement. We have also reviewed the fifth amended and restated memorandum of association and the articles of association of the Company, each adopted by the shareholders of the Company on 13 February, 2012, the sixth amended and restated memorandum and association and the articles of association of the Company, each adopted by the shareholders of the Company on [date], 2012 to be effective upon consummation of the Public Offering and listing of the Ordinary Shares on the NASDAQ Stock Market (the “Amended M&A”), copies of written resolutions of the board of directors of the Company passed on [13 February, 2012, copies of written resolutions of the shareholders of the Company

Legal — 924086.1

passed on [13 February], 2012, copies of written resolutions of the board of directors of the Company passed on [date], 2012, copies of written resolutions of the shareholders of the Company passed on [date], 2012 (collectively, the “Resolutions”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (c) that the resolutions contained in the Resolutions are a full and accurate record of resolutions passed by the directors and shareholders of the Company and that such resolutions have not been amended or rescinded and remain in full force and effect, (d) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (e) that upon issue of any Ordinary Shares to be sold by the Company the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, (f) the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with the Commission, (g) that the Prospectus contained in the Registration Statement, when declared effective by the Commission will be in substantially the same form as that examined by us for purposes of this opinion and (h) that the Amended M&A will become effective.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.  This opinion is to be governed by and construed in accordance with the laws of Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Ordinary Shares by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.                                       As at the Certificate Date, the Company is duly incorporated and existing under the laws of the Cayman Islands in good standing (meaning solely that it has not failed to make any filing with any Cayman Islands government authority or to pay any Cayman Islands government fee which would make it liable to be struck off by the Registrar of Companies and thereby cease to exist under the laws of the Cayman Islands).

2.                                       When issued and paid for as contemplated by the Registration Statement, the Ordinary Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” in the Prospectus forming a part of the Registration Statement.  In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

Conyers Dill & Pearman